Exhibit 99.1

AMENDMENT AND JOINDER TO JOINT FILING AND SOLICITATION AGREEMENT

This Amendment and Joinder (this “Amendment”) is made and entered into as of April 18, 2022 to that certain Joint Filing and Solicitation Agreement, dated March 11, 2022 (the “Agreement”), by and among Velan Capital Partners LP, Velan Capital Holdings LLC (“Velan GP”), Velan Capital Investment Management LP (“Velan Capital”), Avego Management, LLC (“Avego”), Balaji Venkataraman, Repertoire Master Fund LP, Repertoire Holdings LLC, Repertoire Partners LP, Repertoire Partners GP LLC, Deepak Sarpangal, Eric J. Ende, R. John Fletcher, Cynthia L. Flowers and Ann MacDougall (collectively, the “Existing Members”) and Velan Capital Management LLC (“Velan IM GP”) and Adam Morgan (together with Velan IM GP, the “New Members”).

WHEREAS, the Existing Members are parties to the Agreement, pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the Purposes (as defined in the Agreement);

WHEREAS, in connection with a reorganization of Velan GP and Velan Capital, (i) Mr. Morgan became a Managing Member of Velan GP alongside Mr. Venkataraman and (ii) Velan IM GP, of which Messrs. Morgan and Venkataraman are Managing Members, replaced Avego as the general partner of Velan Capital; and

WHEREAS, in connection with the foregoing, the Existing Members desire to remove Avego as a party to the Agreement and to add the New Members as parties to the Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.            Effective immediately, Avego is removed as a party to the Agreement and the New Members are joined as parties to the Agreement.

2.            The New Members agree to be bound by the terms of the Agreement, including the obligations of a member of the Group (as defined in the Agreement), the terms of which are incorporated herein and made a part hereof.

3.            This Amendment may be executed in one or more facsimile, portable document format (pdf) or original counterparts, all of which shall be deemed to be originals and all of which together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

Velan Capital Partners LP

By:	Velan Capital Holdings LLC General Partner

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Holdings LLC

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Investment Management LP

By:	Velan Capital Management LLC General Partner

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Management LLC

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

/s/ Adam Morgan
Adam Morgan Individually and as attorney-in-fact for Eric J. Ende, R. John Fletcher, Cynthia L. Flowers and Ann MacDougall

/s/ Balaji Venkataraman
Balaji Venkataraman

Avego Management, LLC

By:	/s/ Balaji Venkataraman
	Name:	Balaji Venkataraman
	Title:	Managing Member

Repertoire Master Fund LP

By:	Repertoire Holdings LLC General Partner

By:	/s/ Balaji Venkataraman
	Name:	Deepak Sarpangal
	Title:	Managing Member

Repertoire Holdings LLC

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

Repertoire Partners LP

By:	Repertoire Partners GP LLC General Partner

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

Repertoire Partners GP LLC

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

/s/ Deepak Sarpangal
Deepak Sarpangal